Exhibit 10.15

June 28, 1996



Mr. Richard W. Welshhans
Vice President
Chief Financial Officer
Reflectone, Inc.
5125 Tampa West Boulevard
Tampa, FL 33634

Re:  $2,000,000 Revolving Line of Credit Agreement (the "Agreement")

Dear Richard:

Wachovia Bank of Georgia. N.A. (the "Lender") agrees to open a revolving line of credit (the "Line of Credit") in favor of Reflectone, lnc., a Florida corporation (the "Borrower"), so that Borrower may borrow, repay and reborrow from time to time, subject to the terms and conditions of this Agreement, up to a maximum aggregate principal amount outstanding of $2,000,000 (the "Committed Amount"). The obligation of Borrower to repay any Advances under the Line of Credit shall be evidenced by a master note (the "Note") substantially in the form of Exhibit "A" attached hereto. The terms and conditions of the Agreement are incorporated in the Note by reference as though the same were written therein. This Line of Credit shall terminate on the Termination Date, and on the Termination Date Lender's obligation to extend further credit under the Line of Credit shall cease and the principal amount of and all interest on all Advances under the Line of Credit shall be due and payable in full automatically and without demand. All payments of principal and interest due on the Note shall be made in immediately available funds in Atlanta, Georgia. The Borrower's obligations under this Agreement and the Note are unconditionally guaranteed by British Aerospace Public Limited Company (the "Guarantor") pursuant to a Guaranty Agreement substantially in the form of Exhibit "B" attached hereto.

This Line of Credit replaces the $10,000,000 Line of Credit provided under a $10,000,000 Revolving Line of Credit Agreement between the Borrower, the Lender and the Guarantor dated June 30, 1995.

l. Lender's obligation to make Advances under the Line of Credit is subject to the following conditions precedent: (i) Borrower shall have paid to Lender on or before the fifth Business Day following the execution of this agreement a one-time facility fee of $7,500.; (ii) the Lender shall have received, on or before the date of the first Advance (a) a copy of the Resolutions of the Board of Directors of the Borrower, certified on such date,


authorizing the execution and delivery of the Agreement, and the borrowing hereunder and the execution and delivery of the Note, (b) a copy of documentation satisfactory to the Lender from the Banking Committee of the Guarantor's Board of Directors authorizing the Guarantor's execution and delivery of the Guaranty Agreement, and (c) such additional documents as the Lender may reasonably request; (iii) on the date of any Advance, each of the representations and warranties made by the Borrower in Paragraph 4 hereof shall be true on and as of the date of the making of such Advance with the same force and effect as if made on and as of such date; and (iv) at the time of each Advance, the Borrower, and each of its Subsidiaries, shall be in compliance with all of the terms and provisions set forth herein on their part to be observed and performed, and no event of default as specified in Paragraph 8 hereof, nor any event which upon notice or lapse of time, or both, would constitute such an event of default, shall have occurred at the time of such Advance

2. For purposes of this Agreement the following terms shall have the following definitions:

     "Adjusted LlBOR Rate" shall mean a rate per annum (adjusted to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, to the next highest 1/100 of 1 %) determined by the Lender as the rate per annum equal to the sum of:

           LIBOR                        + Applicable LIBOR Margin.
     100%. Eurodollar Reserve Percentage

     "Advance" shall mean any borrowing by the Borrower hereunder.

     "Applicable LIB0R Margin" means .25 of 1 percent (.25%);

     "Base Rate" shall mean for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate and (ii) one-half of one percent above the Federal Funds Rate for such day. For purposes of determining the Base Rate changes in the Prime Rate will be effective on the date of each such change.

     "Business Day" means any other day other than Saturday, Sunday, or other day on which commercial banks in Georgia are authorized or required to close under the laws of the State of Georgia. In addition, where such day relates to an Advance, bearing interest at the Adjusted LIBOR Rate, "Business Day" means only a day on which dealings in United States dollar time deposits are carried out in the Eurodollar interbank market and which is also a Business Day in accordance with the immediately preceding sentence.


     "Eurodollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100 of 1 %) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Bank.

     "Interest Payment Date" shall mean the last day of each Interest Period and, if such Interest Period is longer than 3 months, at intervals of 3 months from the first day thereof.

     "Interest Period" shall mean for any Advance the period commencing on the date such Advance is made and ending:

     (i) In the case of an Advance bearing interest at the Adjusted LIBOR Rate, on that day which is the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select hereunder except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of such appropriate subsequent calendar month;



     (ii) In the case of an Advance bearing interest at the Base Rate, on that day which is thirty (30) days thereafter.

          Notwithstanding the foregoing, (i) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an Advance bearing interest at the Adjusted LIBOR Rate, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day), (ii) if any Interest Period would otherwise commence before and end after the Termination Date, such Interest Period shall end on such date, and (iii) notwithstanding clause (ii) above, no Interest Rate Period for any Advance bearing interest at the Adjusted LIBOR date shall have a duration of less than one month if the Interest Period for any such Advance would otherwise be a shorter period, such Advance shall bear interest at the Base Rate.

     "Interest Rate" shall mean the Adjusted LIBOR Rate or the Base Rate, as the context requires.

     "LIBOR" means the rate per annum determined on the basis of the offered rate for deposits in dollars of amounts equal or comparable to the principal amount of such Advance offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO page as of 11:00 a.m., London time, two
     (2) Eurodollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LlB0 page, the "London Interbank Offered Rate" will be the arithmetic mean of such offered rates; (ii) if no such offered rates appear on such page, the London Interbank Offered Rate" for such Interest Period will be the arithmetic mean of rates quoted by not less than two major banks in New York City, selected by the Lender, at approximately 10:00 a.m., New York City time, two (2) Eurodollar Business Days prior to the first day of such Interest Period, for deposits in dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the Advance.

     "Maturity" shall mean the last day of any Interest Period with respect to an Advance or the Termination Date with respect to the Line of Credit, as the context requires.

     "Person" shall mean an individual, corporation, a partnership, an association, a trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


     "Prime Rate" refers to that interest rate so denominated and set by the Lender from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Lender. The Lender lends at rates above and below the Prime Rate.

     "Subsidiary" and "Subsidiaries" means any corporation of which fifty percent (50%) or more of the voting stock at any time is owned or controlled directly or indirectly by the Borrower.

     "Termination Date" means the earliest of (i) August 7, 1997, or
     (ii) that Business Day on which Lender receives a notice of termination, by registered mail, addressed to the office of the Lender extending credit under this Line of Credit from the Guarantor.

     Words importing the singular include the plural and vice versa unless the context otherwise requires.

3. Each Advance under the Line of Credit shall bear interest for each applicable Interest Period at one of the following rates per annum as selected by the Borrower: (i) the Adjusted LIBOR Rate or
     (ii) the Base Rate. interest on each Advance shall be due and payable on each Interest Payment Date.

     After Maturity, interest on any unpaid Advance balance is payable at the rate per annum equal to the Base Rate plus 1.00%, and shall be due and payable on demand.

     In all cases, interest shall be calculated on the outstanding principal amount of each outstanding Advance on the basis of a 360-day year and the actual days during which such Advance is outstanding.

     In borrowing hereunder, the Borrower shall have the option to select the Interest Rate and Maturity of each Advance as provided hereunder. The Borrower shall notify the Lender of the amount of such Advance, the Maturity of such Advance, and the Interest Rate applicable to such Advance. Each Advance under this Line of Credit shall be in a principal amount of $1,000.000 or any larger multiple of $100,000 in the case of an Advance at the Adjusted LIBOR Rate and $100,000 in the case of an Advance at the Base Rate. Upon Maturity of an Advance, the Borrower shall either repay the Advance in full or renew the Advance, any such renewal constituting a new Advance hereunder.


     If an Advance is renewed, such Advance may be renewed in whole or in part, and an amount equal to the difference between the principal of the Advance to be renewed and the principal of the Advance to be repaid shall be made available by the Lender to the Borrower or the Borrower to the Lender, as the case may be. Prepayment of Advances prior to the Maturity thereof shall not be permitted except in the case of Advances bearing interest at the Base Rate.

     Notices by the Borrower to the Lender specifying the amount, Maturity and Interest Rate applicable to each Advance shall be made by giving to the Lender written or telephonic notice (which telephonic notice shall be promptly confirmed in writing). Such notices shall be irrevocable and shall be effective only if received by the Lender not later than 2:00 p.m. Atlanta, Georgia time, the first Business Day of the Interest Period of any Advance except in the case of an Advance bearing interest at the Adjusted LIBOR Rate for which notice must be received by the Lender not later than 2:00 pm Atlanta, Georgia time, two (2) Business Days prior to the first day of the applicable Interest Period. If, (i) after its receipt of any notice of Borrower's election of the Adjusted LIBOR Rate, Lender determines in its reasonable judgment prior to the disbursement of the Advance to which such notice relates that it is not possible to determine LIBOR or LIBOR shall no longer cover the effective cost to Lender of obtaining United States dollar deposits in the Eurodollar interbank market or (ii) in the event that, as a result of any change in applicable law, rules, regulations, treaties directives or in the interpretation or administration thereof or by reason of Lender's compliance therewith, the effective cost to Lender of making maintaining or funding the indebtedness represented by the Note at the Adjusted LIBOR Rate is increased, then Lender shall notify Borrower of such determination and Advances under the Line of Credit shall bear interest at the Base Rate.

     The Lender or other holder shall be and is hereby authorized by the Borrower to set forth on the reverse side of the Note, or on an attachment thereto: (1) the amount and date of each Advance made hereunder; (2) the Maturity date of each such Advance; (3) the Interest Rate for each such Advance; (4) the Interest Payment Dates for each such Advance, and (5) each payment of principal received thereon and the date of such payment. All such notations shall be conclusive absent manifest error but failure to make any such notation shall not limit or otherwise affect the obligation of the Borrower with respect to the payment of all Advances actually made hereunder and the interest thereon.


4. Borrower represents and warrants to the Lender that (i) it is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) the making and performance by Borrower of this Agreement and the Note are within Borrower's corporate powers and will not contravene any provisions of law or its charter or by-laws or of any indenture or other agreement or instrument to which it is now or by which it or any of its properties may be bound or affected;
     (iii) it has the corporate authority to execute, deliver and perform this Agreement and to borrow in accordance with the terms of this Agreement and it has taken all necessary and appropriate corporate action to authorize the borrowing under and the execution, delivery and performance of this Agreement and the Note; (iv) this Agreement is and the Note, when executed and delivered, will be valid obligations of the Borrower, legally binding and enforceable against it in accordance with their respective terms; (v) there are no pending or threatened proceedings before any court or administrative body which might materially and adversely affect the financial condition or operations of Borrower which has not been previously disclosed; and (vi) the annual audit reports and financial statements of Borrower and Consolidated Subsidiaries for the fiscal year most recently ended previously furnished to Lender have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Borrower and Consolidated Subsidiaries as of such date and since such date there has been no material adverse change in such condition.

5. Financial Statement: So long as the Lender's obligation to extend credit under this Line of Credit exists or any amount payable on the Note remains unpaid, the Borrower agrees to furnish the Lender consolidated financial statements of the Borrower and its Subsidiaries for each fiscal year, prepared in conformity with generally accepted accounting principles and audited by an independent certified public accountant. Additionally, the Borrower agrees to provide consolidated financial statements for each quarter, signed by an officer of the Borrower.

     The annual and quarterly financial statements shall be delivered to the Lender within 90 days and 60 days, respectively, after the close of the fiscal period. The Borrower also shall provide the Lender, with reasonable promptness, such further information regarding the Borrower's business affairs and financial condition as the Lender may reasonably request.


6. Covenants Of The Borrower: So long as the Lender's obligation to extend credit under this Line of Credit exists or any amount payable on the Note remains unpaid, the Borrower agrees that the Borrower will and will require its Subsidiaries to adhere to the following Covenants:

     a. Maintain insurance in such amounts and against such risks as are usually insured against by companies engaged in the same or similar business.

     b. Maintain its corporate existence and comply with all valid and applicable statutes, rules and regulations, and maintain its properties in good operating condition.

7. The occurrence or existence of any one or more of the following events or conditions will constitute an event of default by the Borrower under this Agreement, whereupon the Lender's obligation to make Advances under the Line of Credit will immediately terminate and the Note and all indebtedness of the Borrower to the Lender will, at the option of the Lender, immediately become due and payable without presentation, demand, protest, or notice of any kind, all of which are hereby expressly waived by the Borrower, and the Lender will, at the option of the Lender, call upon the Guaranty Agreement.

     a. Nonpayment within seven Business Days after notification that such payment has become due and remains unpaid, whether by acceleration or otherwise, of any payment of principal or interest on the Note; or

     b. Nonpayment within seven Business Days after notification that such payment has become due and remains unpaid of any payment of a fee or other charge under this Agreement; or

     c. A breach or failure of performance by the Borrower or any Subsidiary of any covenant or other provision of this Agreement which is not remedied within 30 days after written notice by the Lender; or

     d. A representation or warranty by the Borrower shall prove to have been false or erroneous when made or when deemed made or any certificate or financial statement provided to the Lender proves to be inaccurate in any material respect when delivered or when deemed to have been delivered; or


     e. The Borrower, or any Subsidiary: (i) files a petition or has a petition filed against it under the Bankruptcy Code (as it now exists or may be amended) or an admission seeking the relief therein provided, (ii) is unable, or admits in writing its inability, to pay its debts as they become due,
          (iii) makes an assignment for the benefit of creditors, (iv) has a receiver appointed, voluntarily or otherwise, for its property, (v) is adjudicated a bankrupt, (vi) suspends business, (vii) becomes insolvent however otherwise evidenced, or (viii) has any final judgement for money damages in excess of $5,000,000.00 entered against it in a court of competent jurisdiction which remains unsatisfied for a period of thirty (30) days or more; or

     f. An Event of Default under the Agreement dated the 19th day of May, 1995 between British Aerospace Finance, Inc., British Aerospace Public Limited Company, British Aerospace Operations Limited and Wachovia Bank of Georgia, N.A. shall have occurred and be continuing.

8. If the Lender shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any authority, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then the Lender shall notify the Borrower of such determination and then from time to time, within fifteen days after demand by the Lender, the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction.

9. No amendment or waiver of any provision of this Agreement or consent to any departure by the Borrower therefore shall in any event be effective unless the same shall be in writing and signed by the Lender. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


10. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may, with the prior written consent of the Lender, assign or otherwise transfer any of its rights under this Agreement provided that: (i) such assignee is a corporation that is incorporated within the United States of America and (ii) such assignment or transfer is accompanied by a Guaranty Agreement in substantially the form of Exhibit B hereto from the Guarantor providing for the Guarantor's unconditional guarantee of such assignees' obligations.

11. This Agreement and the Note issued and all other documents furnished hereunder shall be governed by and be construed according to the laws of the State of Georgia.

12. The Borrower will pay the reasonable attorney's fees incurred by the Lender in connection with the enforcement of this Agreement.

If the foregoing terms and conditions are acceptable to the Borrower, please indicate the Borrower's agreement to such terms and conditions by executing this Agreement in the appropriate space provided below, by executing the Note and the Guaranty Agreement and by returning this Agreement, the Note, and the Guaranty Agreement to the Lender.

Very truly yours.

WACHOVIA BANK OF GEORGlA, N.A.


By:/s/James C. Ratcliff, Jr.

Its:Vice President


Accepted and agreed to this  9th   day of  August, 1996   .


Borrower:  Reflectone, Inc.


By:/s/R W Welshhans

Its: Chief Financial Officer


Accepted and agreed to this   9th  day of  August, 1996   .



                              Exhibit A


                            MASTER NOTE


June 28, 1996                                          $2,000,000


FOR VALUE RECEIVED the undersigned, Reflectone, Inc, a Florida corporation ("Borrower"), hereby promises to pay to the order of Wachovia Bank of Georgia, N.A., a national banking association ("Lender") at its office located at Atlanta, Georgia, in lawful money of the United States of America in immediately available funds, the principal sum of Two Million Dollars ($2,000,000) or if less, the aggregate unpaid principal amount of all Advances outstanding made by the Lender pursuant to the Revolving Line of Credit Agreement dated June 28, 1996 ("Agreement") between the Borrower and the Lender, and to pay interest on the unpaid principal hereof, at said office, in like money and funds, during the period commencing on the date hereof until paid at the rates per annum and at the times provided in the Agreement. Capitalized terms used in this Note, unless otherwise defined herein, shall have the respective meanings assigned to them in the Agreement.

The amount and date of each Advance made by the Lender to the Borrower hereunder, the Maturity date of each such Advance, the Interest Rate for each such Advance, the Interest Payment Dates for each such Advance and each payment of principal received thereon and the date of such payment shall be recorded by the Lender and endorsed on the schedule attached hereto which is made a part of this Note. All such endorsements shall be conclusive absent manifest error but failure to make any such endorsement shall not affect the Borrower's obligations hereunder or under the Agreement in respect of such Advances and the interest thereon.

All parties to this Note, including the makers, endorsers, sureties and guarantors, whether bound by this or by separate instrument or agreement, hereby (1) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever; (2) consent that at any time or from time to time, payment of any sum payable under this Note may be extended without notice, whether for a definite or indefinite time; and (3) agree to remain liable until the indebtedness evidenced hereby is paid in full irrespective of any extension, modification or renewal.


Should the indebtedness represented by this Note or any part hereof be collected at law or in equity or in bankruptcy, receivership or other court proceedings or this Note be placed in the hands of attorneys for collection on default, the Borrower agrees to pay in addition to the principal and interest due and payable hereon reasonable attorneys' fees and legal expenses, together with all other reasonable costs of collection.

The terms and conditions contained in the Agreement shall be considered a part hereof to the same extent as if written herein.

This Note shall be construed in accordance with and be governed by the laws of the State of Georgia. This note is intended to be effective as an instrument executed under seal, as of the date first above written.


IN WITNESS WHEREOF, the Borrower has caused this instrument to be executed as of the date first above written


               Borrower:  Reflectone, Inc.


                    By:  /s/R W Welshhans



ATTEST:

                            Its:

                          Secretary


(CORPORATE SEAL)




                 SCHEDULE FOR MASTER NOTE


                               Interest
Date of   Amount of  Maturity  Payment   Interest  Principal   Balance
Advance   Advance    Date      Date      Rate      Payment     Outstanding



WTS-188.RGP